Exhibit 10.5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LEASE AGREEMENT

BETWEEN

CLPF – CROSSROADS 1, L.P.,

a Delaware limited partnership

AS LANDLORD

AND

FIREFLY AUTOMATIX, INC.,

a Delaware corporation

AS TENANT

Crossroads Corporate Center – Building l

Salt Lake City, Utah

LEASE AGREEMENT

(Utah Net Lease)

THIS LEASE AGREEMENT (“Lease”) is dated as of October 1, 2018 (the “Effective Date”), between CLPF – CROSSROADS 1, LP., a Delaware limited partnership (“Landlord”) and FIREFLY AUTOMATIX, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Premises:	That portion of the Building (as defined below) commonly known as Suite 100 containing approximately 77,500 rentable square feet, as determined by Landlord, as shown on Exhibit A attached hereto (the “Premises”).

Project:	Crossroads Corporate Center (the “Project”).

Building:	Building 1 of the Project located at 1130 South 3800 West, Salt Lake City, Utah (the “Building”).

Tenant’s Proportionate Share of Building:	40.3226% (based on 77,500 rentable square feet of the Premises divided by 192,200 rentable square feet of the Building).

Lease Term:	Beginning on the Commencement Date (as defined below) and ending on the last day of the sixty-second (62nd) full calendar month thereafter.

Commencement Date:	The date of delivery of the Premises to Tenant (the “Commencement Date”), which is anticipated to occur on October 1, 2018.

Option to Extend:	See Paragraph 43 below.

Monthly Base Rent:	The monthly Base Rent during the initial Lease Term shall be as follows:

Months of Lease Term:	Base Rent:
1 – 12	$32,937.50
13 – 24	$33,925.63
25 – 36	$34,943.39
37 –48	$35,991.70
49 – 60	$37,071.45
61 – 62	$38,183.59

Base Rent Credit:	See Paragraph 4(b) below.

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Initial Estimated Monthly Operating Expense Payments: (estimate only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	$9,175.10 (does not include utilities, which are to be paid separately in accordance with Paragraph 7 herein).

Prepaid Rent:	$42,112.60 (the “Prepaid Rent”).

Security Deposit:	$138,793.64 (the “Security Deposit”).

Permitted Use:	General industrial/warehouse use for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant, light manufacturing and assembly, and incidental office use related thereto (the “Permitted Use”).

Tenant’s Notice Address:	Prior to the Commencement Date: [***] From and after the Commencement Date: To the Premises. With a copy to: [***]

Landlord’s Notice Address:	[***] With a copy to: [***]

Brokers:	CBRE, Inc. (Landlord’s broker) Jones Lang LaSalle (Tenant’s broker)

Addenda:	Rules and Regulations; Exhibit A (Premises); Exhibit B (Intentionally Omitted); Exhibit C (List of Property Left in Place by Preceding Tenant); Exhibit D (Environmental Questionnaire).

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LEASE

1. Granting Clause; Lease Term.

(a) In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on the “Commencement Date” specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months as provided above (the “Lease Term”); provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months. Notwithstanding the foregoing, if Landlord cannot, for any reason, deliver the Premises to Tenant by the Commencement Date set forth in the Basic Lease Provisions above (including, without limitation on account of any present tenant or occupant of the Premises not vacating the Premises), then this Lease shall not be deemed void or voidable nor shall Landlord be deemed to be in default hereunder, nor shall Landlord be liable for any loss or damage directly or indirectly arising out of such delay. Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the Commencement Date. After the Commencement Date, Tenant shall, upon demand, execute and deliver a letter of acceptance of delivery of the Premises specifying the Commencement Date. Landlord and Tenant agree that the rentable square footage of the Premises as set forth above and the Building as set forth above shall be conclusive and binding on the parties.

2. Acceptance of Premises.

(a) Subject to Paragraphs 2(b) and 2(c) below, Tenant shall accept the Premises in its “as-is” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein (except as otherwise expressly provided in this Lease). Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Tenant acknowledges that, except as otherwise expressly provided in this Lease, (a) it has inspected and accepts the Premises in an “As-ls, Where-ls” condition, (b) the Building and improvements in the Premises are suitable for the purpose for which the Premises are leased and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (c) the Premises are in good and satisfactory condition, (d) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, and (e) there are no representations or warranties, expressed, implied or statutory, that extend beyond the description of the Premises. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for: (i) items that are Landlord’s responsibility under Paragraphs 2(c) and 10, and (ii) any punchlist items agreed to in writing by Landlord and Tenant.

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(b) Tenant shall be entitled to a one-time tenant improvement allowance from Landlord in an amount up to $77,500.00 (the “Allowance”) towards the actual and reasonable costs paid by Tenant to unaffiliated third parties for certain Tenant-Made Alterations in the Premises. Detailed plans and specifications for all Tenant-Made Alterations performed by or on behalf of Tenant must be approved in advance by Landlord (in accordance with Paragraph 12 below), and Tenant shall otherwise perform, or cause others to perform, such Tenant-Made Alterations in accordance with the terms and conditions of Paragraph 12 of this Lease. Landlord shall make a one-time disbursement of the Allowance to Tenant within forty-five (45) days (subject to the last sentence of this Paragraph 2(b)) following the last to occur of: (i) completion of the applicable work for which Tenant is seeking reimbursement from Landlord (and confirmation from Landlord that no substandard work has been performed), (ii) Landlord’s receipt of Tenant’s invoices substantiating the costs paid by Tenant to unaffiliated third parties for such work, (iii) Landlord’s receipt of final, unconditional lien waivers from all contractors and subcontractors who performed the applicable work, (iv) Landlord’s receipt of a copy of all final permits approved by the applicable governing authority for any work which requires the same, and (v) Landlord’s receipt of a copy of all warranties, guaranties, as-built drawings (if applicable) and other documentation relating to the improvements and systems installed in the Premises. Landlord shall be under no obligation to pay for any costs relating to Tenant-Made Alterations that are in excess of the Allowance and all such costs shall be borne solely by Tenant. In no event will the Allowance be used to pay for Tenant’s moving expenses or for Trade Fixtures, telephone systems or any other item of personal property which are not affixed to the Premises. Tenant shall not be entitled to any portion of the Allowance which is not requested by Tenant in writing in accordance with the requirements set forth above by June 30, 2019 (and any such unrequested portion of the Allowance shall be retained as Landlord’s sole and separate property).

(c) Subject to the last sentence of this Paragraph 2(c), Landlord hereby represents to Tenant that as of the Commencement Date (the “Representation Date”), the existing mechanical (including HVAC equipment, dock doors and dock equipment), electrical (including existing lighting) and plumbing systems serving the Premises (the “Representation Items”) shall be in good working condition; provided, however, if Tenant does not deliver written notice to Landlord of any material breach of such representation within forty-five(45) days following the Representation Date, then Tenant shall be deemed to have inspected and accepted the Representation Items in their present condition. If a material breach of the foregoing representation exists, and Tenant timely (i.e., within forty-five (45) days following the Representation Date) delivers written notice to Landlord setting forth in reasonable detail a description of such material breach, Landlord shall, as Tenant’s sole and exclusive remedy, rectify the same at Landlord’s expense (provided, however, in no event shall Landlord be responsible for any damages or defects existing as a result of any act or omission of Tenant or Tenant’s agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees, all of which shall be the sole responsibility of Tenant). Notwithstanding the foregoing, the Representation Items shall not include any of the property listed on Exhibit C attached hereto.

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3. Use; Compliance with Legal Requirements.

(a) Subject to Tenant’s compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the Permitted Use; provided, however, no retail sales may be made from the Premises. Notwithstanding the immediately preceding sentence, Tenant shall be permitted to sell its products on a wholesale, commercial basis within the Premises (subject to Tenant’s compliance with all applicable zoning ordinances and Legal Requirements the terms and conditions of this Lease, and such reasonable rules and regulations as established by Landlord from time to time, and provided that Tenant shall not interfere with any other tenants of the Project or Landlord’s operation of the Project in connection with such activities). Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

(b) Landlord represents to Tenant that, as of the date hereof, Landlord has not received written notice from a governmental authority with jurisdiction indicating that the Premises and Building is in violation of any Legal Requirements which remain uncured. Tenant, at its sole expense, shall comply with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). Notwithstanding the foregoing (except to the extent any of the following alterations or improvements are required as a result of Tenant’s specific use of the Premises or any alterations, improvements or other work performed by or on behalf of Tenant, in which case Tenant shall be responsible therefor at Tenant’s sole cost and expense), Landlord (not Tenant) shall be responsible, at Landlord’s sole cost and expense, for making all alterations and improvements required by the Legal Requirements to remedy any violation of Legal Requirements which existed prior to the Effective Date and which was not subject to any variance or grandfathered code waiver exemption (but only to the extent that (i) remediation is required by a governmental authority with jurisdiction, and (ii) such governmental authority, if it had knowledge of the condition prior to the Effective Date, would have then required remediation pursuant to then-current applicable Legal Requirements, in their form existing as of the Effective Date and pursuant to the then-current interpretation of such Legal Requirements by such governmental authority as of the Effective Date). Any obligations of Landlord pursuant to the immediately preceding sentence are referred to herein as “Landlord Compliance Obligations.” The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

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(c) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project, subject to such reasonable rules and regulations as Landlord may promulgate from time to time.

4. Base Rent.

(a) Tenant shall pay Base Rent in the amounts set forth on the first page of this Lease. The Prepaid Rent (as set forth in the Basic Lease Provisions above) shall be due and payable on the date hereof (and shall be applied against Base Rent and Operating Expenses first due under this Lease), and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum (provided, however, with respect to the first late payment in any twelve (12) month period only, such late charge shall not be due and payable unless Tenant fails to pay the applicable amount within five (5) days following written notice from Landlord that such amount is past-due). The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord’s other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.

(b) Subject to the terms and conditions of this Paragraph 4(b), provided that Tenant is not then in default under this Lease, and has not been in monetary or material non-monetary default (beyond the expiration of any applicable notice and cure period), Tenant shall be credited with the payment of monthly Base Rent with respect to the Premises for the first (1st) and second (2nd) full calendar months of the initial Lease Term only (collectively, the “Base Rent Credit”), as and when the same becomes due and payable, for a total Base Rent Credit equal to $65,875.00 in the aggregate. No such Base Rent Credit shall reduce or limit any other amounts which are otherwise payable by Tenant under this Lease (including, without limitation, Operating Expenses). Tenant understands and agrees that the foregoing Base Rent Credit is conditioned upon Tenant’s not being in default under this Lease (beyond the expiration of any applicable notice and cure period). Accordingly, upon the occurrence of any default under this Lease, the foregoing Base Rent Credit shall immediately become null and void to the extent it would have been applicable to future payments. In addition, if Landlord should terminate this Lease as a result of any default by Tenant then, in addition to all other rights and remedies of Landlord, any Base Rent previously credited to Tenant shall immediately become due and payable

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5. Security Deposit.

(a) Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount set forth above. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount, or reduced amount in accordance with the first sentence above. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5. In the event of a sale or other disposition of the Premises, Landlord shall provide written notice to Tenant and may transfer the Security Deposit to the new owner, and, thereafter, Landlord shall be released by Tenant from all responsibility for returning the Security Deposit, and Tenant shall look solely to the new owner for return of the Security Deposit. If Tenant assigns this Lease, Tenant’s rights in the Security Deposit shall be deemed to be assigned to the assignee, such Security Deposit shall be held by Landlord as a Security Deposit made by the assignee and Landlord shall have no further responsibility for return of the Security Deposit to Tenant. Tenant hereby waives the provisions of any law, now or hereafter in effect, which provides that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 5 and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

(b) If the Reduction Preconditions (defined below) are then satisfied and continue to be satisfied thereafter, then (1) as of the twenty-sixth (26th) month anniversary of the Commencement Date, the Security Deposit shall be reduced by $46,246.54 and applied by Landlord against Base Rent next due under the Lease, and (ii) as of the fiftieth (50th) month anniversary of the Commencement Date, the Security Deposit shall be reduced by $46,246.55 and applied by Landlord against Base Rent next due under the Lease. Each of the foregoing dates shall be referred to herein as the “Security Deposit Reduction Date”. As used herein, the term “Reduction Preconditions” means that (x) Tenant is not then in default under this Lease and (y) Tenant has provided Landlord with financial statements, certified as true and correct in all material respects by a financial officer of Tenant, reflecting (Y) Tenant’s current annual EBITDA (earnings before interest, taxes, depreciation and amortization) with respect to Tenant’s business operations for the immediately preceding twelve (12) months prior to the applicable Security Deposit Reduction Date is equal to or greater than Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) and, (Z) Tenant’s net tangible worth of at least Three Million and No/100 Dollars ($3,000,000.00) as of the applicable Security Deposit Reduction Date, in each case of (Y) and (Z) and as determined in accordance with generally accepted accounting principles consistently applied.

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6. Operating Expense Payments.

(a) During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses. Payments thereof for any fractional calendar month shall be prorated. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of the Lease.

(b) The term “Operating Expenses” means all commercially reasonable costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Building and the Project including, but not limited to costs of: Common Area utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, roof membrane, alleys, and driveways (except for repairs and replacements to the extent for which Landlord is actually paid from the proceeds of insurance, or to the extent for which Landlord is otherwise reimbursed by Tenant or other tenants or any third party, other than through Operating Expenses); mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance, environmental management fees and environmental audits; the cost of any insurance deductibles for insurance maintained by Landlord; property management fees payable to a property manager, including any affiliate of Landlord (which property management fee shall be commercially reasonable, based upon the property management fees charged by sophisticated property management companies for the management of institutionally owned commercial properties similar to the Project in the market in which the Project is located), or if there is no property manager, an administration fee of fifteen percent (15%) of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse/industrial or service center facility in the market area, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (1) Taxes (hereinafter defined) due and payable each calendar year during the Lease Term, and (2) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease Term. With respect to any Operating Expenses that Landlord determines benefit either the Project as a whole or other buildings in the Project in addition to the Building, Operating Expenses shall include the Building’s equitable share of the same, as reasonably determined by Landlord. If less than ninety-five percent (95%) of the net rentable area of the Building and/or Project is occupied by tenants at all times during any calendar year, then Operating Expenses for such year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Building and Project been occupied at all times during such year by tenants.

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(c) Notwithstanding the foregoing, Operating Expenses do not include (1) debt service under mortgages or ground rent under ground leases; (2) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (3) leasing commissions or the costs of renovating space for tenants; (4) any costs or legal fees incurred in connection with a dispute with any particular tenant; (5) any cost or expenditure (or portion thereof) to the extent for which Landlord is actually reimbursed other than through Operating Expenses, whether by insurance proceeds or otherwise; (6) costs of any service furnished exclusively to any other occupant of the Building or Project which Landlord does not provide to Tenant; (7) any cost of repairs necessitated by the gross negligence of the Landlord, its agents or contractors; (8) costs of performing any Landlord Compliance Obligations (and any penalties or interest incurred or accumulated as a result of such Landlord Compliance Obligations having not earlier been performed); (9) any legal fees, accountant’s fees, and other expenses incurred in connection with disputes with tenants or other occupants of the Project or associated with the enforcement of any leases or the defense of Landlord’s title to or interest in the Project or any part thereof; (10) legal fees, auditing fees, advertising costs, promotional or marketing expenses; (11) any costs of contributing to a political or charitable organization; (12) costs of acquiring, installing, moving, insuring or restoring objects of art; (13) expenses or costs incurred by Landlord for the abatement, removal, handling or treatment of any Landlord’s Hazardous Materials (defined below); provided that the foregoing shall not limit Tenant’s obligations under Paragraph 30(d) below to the extent that any Landlord’s Hazardous Materials are generated, used or transported, or knowingly or negligently exacerbated, released or disturbed, by Tenant, its agents, employees, contractors, subtenants, assignees, licensees or invitees; (14) cost of any disputes between Landlord and any employee or agent of Landlord; (15) executive salaries to the extent that such services are not in connection with the management, operation, repair or maintenance of the Project; (16) Landlord’s general overhead expenses not related to the Project; and (17) contributions to reserves for expenses to be incurred after the applicable year. The cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles shall be amortized with interest (at a rate reasonably determined by Landlord) over the lesser of the useful life of the improvement or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.

(d) If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

(e) Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

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(f) Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to review supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the “Actual Statement”) (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far-exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance, and such other information as reasonably required to substantiate Operating Expenses charged to Tenant, will be available), in accordance with the following procedure:

(1) Tenant shall, within sixty (60) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement (unless such amounts have already been paid by Tenant). In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant’s obligation to make all payments of rent and all payments of Tenant’s Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

(2) Tenant acknowledges that Landlord maintains its records for the Project at the office of Landlord’s property manager, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees (unless disclosure is required by any judicial or administrative order or ruling; provided that in such event Tenant shall notify Landlord in writing of any such order or ruling and shall not disclose such information until Landlord has been provided a reasonable opportunity, with reasonable cooperation from Tenant, to protect such information from disclosure). The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

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(3) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord’s and Tenant’s reviews shall jointly designate a third (3rd) Qualified Person, at Tenant’s sole cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord’s records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord’s records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Operating Expenses; provided, however, if Tenant has overpaid by more than seven percent (7%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord’s records by Tenant’s Qualified Person and the reasonable out-of-pocket cost of the review of Landlord’s records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expenses. A “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.

7. Utilities.

(a) Tenant shall timely pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant shall be permitted, at Tenant’s sole cost and expense, to have the water serving the Premises separately metered (which work must be performed in accordance with all terms and conditions of this Lease, including, without limitation Paragraph 12 below and Landlord’s right to review and approve of detailed plans and specifications in advance). Tenant agrees to limit use of water and sewer for normal restroom use. Except as expressly provided in the remainder of this Paragraph 7(a), no interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. If Tenant is prevented from using, and does not use, the Premises or a substantial portion thereof as a result of any negligent failure or willful misconduct by Landlord to provide utility services to the Premises, and such failure was not caused directly or indirectly by the gross negligence or willful misconduct of Tenant, its employees, agents or visitors, guests, invitees or licensees (an “Abatement Event”), then Tenant shall give written notice of such Abatement Event to Landlord. If the Abatement Event continues for five (5) consecutive business days (the “Abatement Period”) after Landlord’s receipt of Tenant’s written notice, then Base Rent shall be abated or reduced after expiration of the Abatement Period, for such time that Tenant continues (as a result of the Abatement Event) to be so prevented from using, and does not use, the Premises or a substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.

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(b) Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith. All janitorial services and employees utilized by Tenant shall be subject to Landlord’s prior written consent.

(c) Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord, at its election, may contact any utility company providing utility services to the Premises in order to obtain data on the energy being consumed by the occupant of the Premises. Furthermore, Tenant agrees to provide Landlord with Tenant’s energy consumption data within thirty (30) days after Landlord’s request for the same. Tenant agrees to take such further actions as are necessary in order to further the purpose of this paragraph, including, without limitation, providing to Landlord the names and contact information for all utility providers serving the Premises, copies of utility bills, written authorization from Tenant to any such utility company to release information to Landlord, and any other relevant information reasonably requested by Landlord or the applicable utility company.

8. Taxes. Landlord shall pay all taxes, assessments, special assessments, improvement districts, and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord’s reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership. Landlord may- contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord’s property and (a) Landlord pays them or (b) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within thirty (30) days after Landlord’s request therefor. Notwithstanding the foregoing, Taxes shall not include real estate transfer taxes (as distinct from increases in property taxes resulting from a change in ownership) or late charges or penalties caused by Landlord’s failure to pay any Taxes when due (where such failure is not the result of any failure of Tenant to timely pay any amounts due and payable by Tenant under this Lease).

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9. Insurance.

(a) Tenant Insurance Requirements.

(i) Effective as of the earlier of: (x) the date Tenant enters or occupies the Premises; or (y) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage (subject to increases in coverage amounts and additional types of coverage, as reasonably determined by Landlord from time to time):

(1) Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Project. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	$2,000,000
Products/Completed Operations Aggregate	$1,000,000
Personal and Advertising Injury Liability	$1,000,000
Fire Damage Legal Liability	$100,000
Medical Payments	$5,000

Any general aggregate limit shall apply on a per location basis. Tenant’s commercial general liability insurance shall include Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall be written on the most current ISO CGL form, shall include contractual liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

(2) Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

(3) Workers’ compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000.

(4) Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer’s liability policies with the following minimum limits:

Each Occurrence	$5,000,000
Annual Aggregate	$5,000,000

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These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Umbrella/Excess liability policies shall be following form.

(5) “Cause of Loss – Special Form” property insurance including theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises where the tenant cannot remove at the end of the lease term wherein ownership then reverts to the landlord.

(6) Business income and extra expense insurance with limits not less than one hundred percent (100%) of all income and charges payable by Tenant under this lease for a period of twelve (12) months.

(ii) All policies required to be carried by Tenant hereunder shall be issued by an insurance company licensed or authorized to do business in the state in which the Project is located with a rating of at least “A-: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage on behalf of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives and any policies of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives shall be non contributory. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall evidence that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives are included as additional insureds on liability policies and that Landlord is included as loss payee on the property insurance as stated in Paragraph 9(a)(i)(5) above. Further, each policy shall contain provisions giving Landlord and each of the other additional insureds at least thirty (30) days prior written notice of cancellation, non-renewal or material change in coverage.

(iii) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Term, within ten (10) days following Landlord’s request thereof, and thirty (30) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

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(iv) The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation under this Lease. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(v) The Tenant insurance requirements stipulated in Paragraph 9(a)(i) above are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change.

(vi) Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability (following form), worker’s compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Contractor shall include Landlord, its trustees, officers, directors, members, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder. All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the Project is located with a rating of at least “A-: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, each policy will contain provisions giving Landlord and each of the other additional insureds with at least thirty (30) days prior written notice of any cancelation, non-renewal or material change in coverage. The above requirements shall apply equally to any subcontractor engaged by contractor

(b) Landlord’s Insurance. Landlord shall obtain and maintain the following: (1) all risk property insurance covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance, which shall be in such amount as Landlord so determines and shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood insurance, earthquake insurance and rent loss insurance. The premiums for all such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

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(c) Waiver of Subrogation. Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Premises to the extent that Landlord’s property insurance policies then in force insure against such damage or destruction and permit such waiver and only to the extent of insurance proceeds actually received by Landlord for such damage or destruction. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant’s property insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction. Landlord will not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or falling plaster, or electrical wiring or for any damage or loss of property within the Premises from any causes whatsoever, including but not limited to theft, and/or acts or threatened acts of terrorism, damage or injury due to mold, excepting only losses or damages resulting from the gross negligence or willful misconduct of Landlord. Landlord will not be liable under any circumstances to Tenant for any incidental or consequential damages

10. Landlord’s Repairs. This Lease is intended to be a net lease. Landlord shall maintain and repair, as part of Operating Expenses, the fire sprinklers and fire protection systems, roof, foundation piers and structural members of the exterior walls and bearing walls of the Building, drainage systems, in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, employees, contractors, licensees and invitees excluded. The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance, repair and replacement to be paid in accordance with Paragraph 6 hereof. Tenant hereby waives the benefit of any other statute providing a right to make repairs and deduct the cost thereof from the rent.

11. Tenant’s Repairs.

(a) Subject to Landlord’s obligation in Paragraph 10, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Lease Term provided, however, if Tenant is required (pursuant to the terms hereof) to replace the heating, ventilation and air conditioning systems, plumbing or electrical systems (each, a “Capital Systems Item”) during the Lease Term, then, provided Tenant is not then in default under this Lease and provided further that such Capital Systems Item (i) was not necessitated by Tenant’s misuse, neglect or failure to timely comply with any of the terms of this Lease, or (ii) is not with respect to any leasehold improvements, fixtures or equipment installed in the Premises by, for or on behalf of Tenant (including, without limitation, the repair or replacement of any Tenant-Made Alterations), and (iii) Tenant has maintained the maintenance service contract(s) for certain building systems pursuant to the terms of this paragraph below, and then at Tenant’s election, Landlord shall perform such Capital Systems Item and the cost thereof shall be amortized on a straight line basis (with interest at eight percent (8%) per annum) over a period equal to the useful life thereof (pursuant to generally accepted accounting principles), and Tenant shall pay such amortized payments to Landlord on the first day of each month together with its Base Rent payments (but without regard to any credit or abatement of Base Rent) for only the portion of the useful life of such capital expenditures and repairs that coincides with Tenant’s remaining Lease Term. Within ten (10) days of the Commencement Date, Tenant, at Tenant’s expense, shall enter into maintenance service contracts for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises; provided, however, at Landlord’s written election (but at Tenant’s expense), Landlord shall have the right (but not the obligation) to enter into such maintenance service contracts. The scope of services and contractors under such maintenance contracts maintained by Tenant shall be subject to Landlord’s prior written approval.

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(b) In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls) or any Building systems (e.g., plumbing, electrical, HVAC, fire and life safety), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building, and/or the Building systems, that may be affected by such repair or maintenance. Within ten (10) business days after Landlord’s receipt of Tenant’s written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense.

(c) Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment, dock equipment, and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible (or if Tenant fails to obtain any of the certifications described in the immediately preceding sentence), Landlord may perform such work (and/or obtain such certifications) and be reimbursed by Tenant within ten (10) days after demand for all costs and expenses incurred by Landlord in connection therewith. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12. Tenant-Made Alterations and Trade Fixtures.

(a) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes in the Premises, not including any changes affecting the Premises’ or Building’s structure, systems, equipment, or exterior appearance, without Landlord’s consent (but subject to all other terms of this Lease), provided that (i) the aggregate cost of any such cosmetic, non-structural Tenant-Made Alterations does not exceed Twenty Thousand Dollars ($20,000.00) in any twelve (12) month period, and (ii) such Tenant-Made Alterations do not require any substantial modifications to the Premises and do not require issuance of a building permit. Tenant shall give Landlord at least ten (10) days prior written notice of such cosmetic Tenant-Made Alterations (“Cosmetic Alterations Notice”), which Cosmetic Alterations Notice shall be accompanied by reasonably adequate evidence that such cosmetic Tenant-Made Alterations meet the criteria contained in this Paragraph 12. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.

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(b) All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction not to exceed five percent (5%) of the total cost of such Tenant-Made Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.

(c) Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

(d) Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord’s requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal and restore the Premises to their condition existing upon the Commencement Date, normal wear and tear excepted (and subject to the provisions of Paragraph 15 and Paragraph 16 below with respect to any casualty or condemnation events). This Paragraph 12(d) shall not apply to any Trade Fixtures as defined below.

(e) Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery, equipment, furniture, trade fixtures, and other removable personal property (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

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(f) Subject to all terms and conditions of this Paragraph 12 (including, without limitation, Tenant’s obligation to comply with all Legal Requirements (including, without limitation, all Environmental Requirements)), Tenant shall be permitted to install (i) one (I) 5,000 gallon above-ground double-walled storage tank(s) and containment berm within the Premises and (ii) one nitrogen tank outside of the Premises in a mutually agreed upon location. Plans and specifications with respect to the same (including method of installation) must be approved in advance by Landlord, which approval shall not be unreasonably withheld.

13. Signs. Subject to all Legal Requirements (and only to the extent permitted thereby), and provided there is no monetary or material non-monetary Event of Default by Tenant hereunder, Tenant shall have the right, at Tenant’s sole cost and expense, to install one (1) exterior building sign identifying Tenant to be located above the main entrance to the Premises or on the façade of the Building in an exact location to be approved by Landlord (“Tenant’s Signage”), such approval not to be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, the exact location, size, appearance and substance of Tenant’s Signage shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed (and shall conform in all respects to Landlord’s commercially reasonable requirements). All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s prior written approval and shall conform in all respects to Landlord’s requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.

14. Parking. Tenant shall be entitled to park its proportionate share of vehicles (as determined by Landlord from time to time) in common with other tenants of the Project in those areas designated by Landlord for non-reserved parking, on a first come, first served basis, subject to Tenant’s obligation to comply with all Legal Requirements, the terms of this Lease and all rules and regulations which are prescribed from time to time by Landlord. From time to time, Landlord may allocate the number of parking spaces among Tenant and other tenants in the Project at Landlord’s sole discretion. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. All motor vehicles (including all contents thereof) shall be parked in the Project’s parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES,

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15. Restoration.

(a) If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 270 days from the date Landlord is notified of the casualty, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 270 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the Tenant-Made Alterations, and any other improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration with respect to any Tenant-Made Alterations and Trade Fixtures shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage. Tenant shall pay to Landlord, within thirty (30) days following Landlord’s written demand therefor, the amount of the deductible under Landlord’s insurance policy applicable to the restoration work (which deductible shall be commercially reasonable based on the deductibles of other institutional owners of commercial properties similar to the Project in the market in which the Project is located). If the damage involves portions of the Building other than the Premises, Tenant shall pay only a portion of the deductible based on the ratio of the costs of repairing the damage to the Premises to the total cost of repairing all of the damage to the Building.

(b) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but Base Rent shall be proportionately reduced as provided in Paragraph 15(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction.

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(c) Notwithstanding the foregoing, if the Premises or the Project are wholly or partially damaged or destroyed as a result of the negligence or willful misconduct or omission of Tenant, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant’s sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant’s sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Paragraph 15(c) to the extent that insurance proceeds are collected by Landlord to repair such damage, although Tenant shall in such events pay to Landlord the full amount of the deductible under Landlord’s insurance policy and any amounts not insured. This Lease shall continue in full force and effect without any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant.

(d) The provisions of this Paragraph 15 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Project.

16. Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and (a) the Taking would prevent or materially interfere with Tenant’s use of the Premises, (b) in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Project or (c) as a result of such Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award, including, without limitation any award for a Taking of Tenant’s leasehold interest hereunder. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant. This paragraph shall be Tenant’s sole and exclusive remedy in the event of any taking and Tenant hereby waives any rights and the benefits of any statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Paragraph.

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17. Assignment and Subletting.

(a) Without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a “Transfer”) and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate and the Tenant Affiliate must have a net worth (calculated in accordance with generally accepted accounting principles, consistently applied) greater than or equal to that of Tenant as of the date of this Lease. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any Transfer, other than to a Tenant Affiliate (not to exceed $2,000.00 per Transfer, but such limitation of fees shall only apply to the extent such Transfer is in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such Transfer involves the review of documentation by Landlord on more than two (2) occasions). Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant (a “Recapture Notice”) within thirty (30) days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease (provided, however, Tenant may retract its request to assign or sublease by delivering written notice of such retraction to Landlord within five (5) days following the date of Landlord’s Recapture Notice, in which event such Recapture Notice shall be null and void). Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (1) Tenant is in default of this Lease; (ii) the assignee or subtenant is unwilling to assume in writing all of Tenant’s obligations hereunder; (iii) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord’s mortgagee; (iv) the Premises will be used for different purposes than those set forth in Paragraph 3(a) or for a use requiring or generating Hazardous Materials, or (v) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Project or is or has been in discussions with Landlord regarding leasing space within the Project and Landlord currently has available space within the Project that meets the real estate requirements of such proposed assignee or subtenant.

(b) Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant. If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis.

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(c) If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

18. Indemnification. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys’ fees) (collectively, “Claims”), arising from any occurrence in or about the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant’s failure to perform its obligations under this Lease (other than, in each case, any loss to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, contractors or employees). This indemnity provision shall survive termination or expiration of this Lease to the extent any Claim (or the circumstances or actions that give rise to such Claim) arises, accrues or occurs during the Lease Term or any holdover period (or any period of access or occupancy prior to the Commencement Date, if any). The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18. Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord and the other indemnified parties, for any damages arising from any act, omission or neglect of any other tenant in the Project and in no event shall Landlord or any of the other indemnified parties be liable for any injury or interruption to Tenant’s business or any loss of income therefrom under any circumstances and neither Landlord nor any of the other indemnified parties shall be liable for any indirect or consequential losses or damages suffered by Tenant.

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19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time (upon not less than 24-hours advance oral or written notice, except in the case of an emergency in which case no notice shall be required) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises, materially increases the Operating Expenses due under this Lease, or materially reduces Tenant’s rights, or materially increases Tenant’s obligations, under this Lease. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions, provided that such instruments do not materially and adversely impact Tenant’s rights or obligations under this Lease.

20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises and all matters of record, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

21. Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant’s failure to give such notice or to participate in such joint inspection, Landlord’s inspection shall be deemed conclusive for purposes of determining Tenant’s responsibility for repairs and restoration. No such performance by Landlord shall create any liability on the part of Landlord whatsoever. Any Trade Fixtures, Tenant-Made Alterations and property (including, without limitation, the items of property listed on Exhibit C attached hereto) not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. If Tenant fails to perform any obligation prior to the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all costs associated therewith, plus an administrative fee of 15% of such costs, promptly upon Landlord’s delivery to Tenant of an invoice therefor, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of Paragraph 22 shall apply.

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22. Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be, at Landlord’s sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, base rental equal to the greater of (a) 150% of the Base Rent in effect on the expiration or termination date, or (b) 125% of the prevailing market rate for similar space in the market in which the Premises are located, computed on a monthly basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys’ fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(a) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days after written notice that such payment was not received as and when due.

(b) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (iii) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(c) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease (and Tenant fails to obtain new coverage, effective retroactively to the date of termination or cancellation of the prior policy, within five (5) business days following its receipt of written notice from either Landlord or the applicable insurance carrier).

(d) Intentionally Omitted.

(e) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(f) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

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(g) Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord’s request for the same and such failure shall continue for a period of ten (10) days or more after a second (2nd) notice from Landlord to Tenant, so long as such second (2nd) notice contains a caption, bolded and in at least 18-point font that states “YOUR FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) DAYS WILL CAUSE AN EVENT OF DEFAULT UNDER SECTION 23(G) OF YOUR LEASE.”

(h) Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of five (5) days or more after notice from Landlord to Tenant.

(i) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default; provided, however, that if the nature of Tenant’s obligation under this subsection (i) is such that more than thirty (30) days are reasonably required for performance, then Tenant shall not be in default under this subsection (i) if Tenant promptly commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

(j) The failure of Tenant or Tenant’s employees, agents or representatives to observe or comply with any of the rules and regulations of the Project as the same may be amended from time to time, and such failure shall continue for five (5) days or more after written notice from Landlord to Tenant; provided, however, that if Tenant or Tenant’s employees, agents or representatives shall breach the same rule or regulation more than two (2) times in any twelve (12) month period, then the third (3rd) such violation shall be deemed an Event of Default (without any notice).

Any notices to be provided by Landlord under this Paragraph 23 shall be in lieu of, and not in addition to, any other notice required under applicable Utah law.

24. Landlord’s Remedies. Upon the occurrence of any default. Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

(a) Termination of Lease. Landlord may terminate this Lease and Tenant’s right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord’s interest under this Lease, shall not be deemed a termination of Tenant’s right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. Notification of any default described in Paragraph 23 of this Lease shall be in lieu of, and not in addition to, any other notice required under Utah law. If Landlord terminates this Lease and Tenant’s right to possession of the Premises, Landlord may recover from Tenant:

(1) The worth at the time of the award of unpaid rent which had been earned at the time of termination; plus

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(2) The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3) The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any legal expenses, brokers commissions or finders fees (in connection with reletting the Premises and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Lease Term, including option periods, which is unexpired as of the date on which this Lease terminated), the costs of repairs, cleanup, refurbishing, removal and storage or disposal of Tenant’s personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises. Tenant shall also reimburse Landlord for the pro rata portion of leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises which is applicable to that portion of the Lease Term including any terminated option periods which is unexpired as of the date on which this Lease terminated, discounted to present value.

All computations of the “worth at the time of the award” of amounts recoverable by Landlord under (1) and (2) hereof shall be computed by allowing interest at the maximum lawful contract rate per annum. The “worth at the time of the award” recoverable by Landlord under (3) and the discount rate for purposes of determining any amounts recoverable under (4), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California, at the time of the award plus one percent (1%).

Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.

(b) Lease to Remain in Effect. Notwithstanding Landlord’s right to terminate this Lease, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant’s right to possession, and enforce all of Landlord’s rights and remedies under this Lease. In such event, Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ fees and receivers’ fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.

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(c) All Sums Collectible as Rent. All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.

(d) No Surrender. No act or omission by Landlord or its agents during the Lease Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.

(e) Effect of Termination. Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect Landlord’s right of indemnification set forth in this, Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification and other obligations of Tenant intended to be performed after termination of this Lease shall survive termination of this Lease.

25. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary so long as Landlord commences such cure within thirty (30) days after written notice from Tenant and diligently pursues such cure to completion). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Notwithstanding the foregoing, Landlord will remain liable to Tenant for any obligations to Tenant that arose and accrued during Landlord’s period of ownership and that were not assumed (in writing, by operation of law or otherwise) by the subsequent owner or transferee. Any liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord’s equity interest in the Building (including all rent, sale proceeds, insurance proceeds, condemnation awards and other proceeds and income derived therefrom), and in no event shall any personal liability be asserted against Landlord, its partners, shareholders, members, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

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26. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27. Subordination.

(a) This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Notwithstanding the foregoing, the subordination of this Lease to the lien of any deed of trust, mortgage or ground lease shall be subject to Tenant’s receipt of a subordination, non-disturbance and attornment agreement from the holder of such lien (on the standard form of such holder, subject to commercially reasonable modifications agreed upon by Tenant and such holder). Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall reasonably be requested by any such holder within ten (10) business days of such request. Tenant’s obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each instrument shall, so long as Tenant has received a subordination, non-disturbance and attornment agreement from the holder of the lien, act as an appointment by Tenant of Landlord as attorney in fact for Tenant (such power of attorney being coupled with an interest) to execute, acknowledge and deliver a subordination instrument for and in the name of the Tenant and to cause any such instrument to be recorded.

(b) Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

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(c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment.to which it did not consent in writing nor any payment of rent made more than one month in advance.

28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord may record, at its election, notices of non-responsibility pursuant to applicable law in connection with any work performed by Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause a lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof, then Landlord may take such action(s) as it deems necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Landlord shall be reimbursed by Tenant for all costs and expenses incurred by Landlord in connection therewith within five (5) business days following written demand therefor.

29. Estoppel Certificates. Tenant agrees, from time to time, within ten (10) business days after request of Landlord, to execute and deliver to Landlord, or Landlords designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. If Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord’s written request thereof, Tenant shall be deemed to have appointed Landlord as its attorney in fact to execute on its behalf and in its name an estoppel certificate stating: (i) that the terms and provisions of this Lease have not been changed, or stating the particulars of any amendment to this Lease executed by Tenant; (ii) that this Lease has not been cancelled or terminated; (iii) that not more than one month’s Rent has been paid in advance; and (iv) that there is no existing Event of Default under the Lease.

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30. Environmental Requirements.

(a) Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Questionnaire (“Environmental Questionnaire”) attached hereto as Exhibit D and incorporated herein by reference. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities listed on the Environmental Questionnaire, Tenant will not use, store or generate any “Hazardous Materials” (as defined below) in, on, under or about the Premises and/or Project. Tenant further represents, warrants and covenants that except for those chemicals and materials, and their respective quantities listed on the Environmental Questionnaire, Tenant shall not cause or permit any Hazardous Materials to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Premises and/or Project by Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns or invitees. Tenant shall keep, operate and maintain the Premises in full compliance with all Environmental Requirements (as defined below).

(b) The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c) Without limiting the generality of Tenant’s obligation to comply with laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all present and future Environmental Requirements. Tenant shall obtain and maintain any and all necessary government permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises or Project. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord, a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Requirements and the terms of this Lease.

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(d) Unless Tenant is required by law to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (1) the occurrence of any spill, discharge, leak, seep or any other release of any Hazardous Material on, under, from or about the Premises or Project, regardless of the quantity of any such spill, discharge, leak, seep or release of Hazardous Material, or (2) Tenant becomes aware of any regulatory inquiries, inspections, investigations, directives, or any cleanup, compliance or abatement proceedings (including any threatened or potential investigations or proceedings), or claims by any third parties relating to any Hazardous Materials in, on, under, from or about the Project or Premises, Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning the release of any Hazardous Materials on, under, from or about the Premises or Project.

(e) If any spill, discharge, leak, seep or any other release of any Hazardous Material on, under, from or about the Premises or Project shall occur, in addition to notifying Landlord as specified herein, Tenant, at its own sole cost and expense, shall (1) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Requirements, (2) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (3) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Requirements, utilizing an environmental consultant approved by Landlord, and (4) take any such additional investigative, remedial and corrective actions as Landlord shall in its sole discretion deem necessary. Landlord may, as required by any and all Environmental Requirements, report the unauthorized spill, discharge, leak, seep or any other unauthorized release of any Hazardous Material to the appropriate regulatory agencies identifying the Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority in respect of any release, discharge, or spill of any Hazardous Material on, under, from, or about the Premises or Project, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

(f) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Tenant’s expense. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Without limiting the foregoing, Landlord may separately engage its own environmental consultant or consultants at Tenant’s expense to investigate and advise Landlord respecting any release, discharge, or spill of Hazardous Materials on, under, from, or about the Premises or Project, or to independently investigate any regulatory inquiries, directives, or investigations regarding Tenant’s use, handling, storage, or disposal of Hazardous Materials. Landlord may, by written notice to Tenant, declare any such release, discharge, spill, of Hazardous Materials on, under, from, or about the Premises or Project, regardless of the quantity of any such release, discharge or spill, to be a material breach of this Lease by Tenant, which Tenant shall not have the right to cure. Landlord may, by written notice to Tenant, separately declare any improper use, storage, handling or disposal of Hazardous Materials on or about the Premises or Project, to be a separate material breach of this Lease by Tenant, which Tenant shall not have the right to cure. Tenant shall not conduct any invasive environmental testing or investigation (including, without limitation, any testing of any soils) on or about the Project without obtaining Landlord’s prior written consent, and any investigations or remediation on or about the Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord.

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(g) Notwithstanding anything to the contrary contained herein, Landlord shall have the right (but not the obligation) to enter upon the Premises and cure any non-compliance by Tenant with the terms of this Paragraph 30 or any Environmental Requirements or any release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, under, from, or about the Premises or Project, regardless of the quantity of any such release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on or about the Premises or Project, the full cost of which shall be deemed to be rent and shall be due and payable by Tenant to Landlord immediately upon demand.

(h) If Landlord shall determine, in its sole discretion, that the use, storage, handling or disposal by Tenant of Hazardous Materials in, on or about the Project shall cause an undue risk of damage or harm to the Premises or Project, to the environment, to adjacent properties, or possible injury or disease to other tenants or other persons coming onto the Project or Premises, or any potential liability to the Landlord arising out of the use, storage, handling or disposal by Tenant of Hazardous Materials, then without prior notice to Tenant or opportunity of Tenant to cure, Landlord may (I) revoke or modify any consent previously given by Landlord allowing the use, storage, handling or disposal by Tenant of Hazardous Materials listed on the Hazardous Materials List, in which case Tenant shall immediately cease the use, storage, handling or disposal of such Hazardous Materials on the Premises or Project, and/or (2) upon sixty (60) days’ prior written notice to Tenant, Landlord may elect to terminate this Lease without further liability to Tenant.

(i) If any information provided to Landlord by Tenant on the Hazardous Materials List, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed an event of default by Tenant under this Lease.

(j) Upon termination of this Lease, Tenant, at its own cost and expense, shall cause any and all Hazardous Materials stored on, under, upon or about the Premises or Project to be removed in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or Project or require the recording of any deed restriction or notice regarding the Premises or Project. Upon prior notice and approval by the Landlord, Tenant shall, at its own cost and expense and in compliance with all Environmental Requirements, remove any contaminated equipment, furnishings, and fixtures from the Premises including any and all Hazardous Materials storage containers and facilities from the Premises.

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(k) Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, the “Indemnified Parties”) harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, damages arising out of the diminution in the value of the Premises or Project or any portion thereof, damages for the loss of the Premises or Project, damages arising from any adverse impact on the marketing of space in the Premises or Project, and sums paid in settlement of claims, which arise during or after the Lease Term in whole or in part as a result of the presence or suspected presence of any Hazardous Materials, in, on, under, from or about the Premises or the. Project and/or other adjacent properties due to the activities, or failures to act (including, without limitation, Tenant’s failure to report any spill or release to the appropriate regulatory agencies) of Tenant or its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees, on or about the Premises or Project. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease. Notwithstanding the foregoing, Tenant shall not be responsible to indemnify or defend Landlord under this Paragraph 30 for Hazardous Materials which are present in the Premises or Project as of the date of this Lease, or which are brought upon the Premises or the Building by Landlord or its agents or contractors (collectively, “Landlord’s Hazardous Materials”), unless and to the extent any of such Landlord’s Hazardous Materials are generated, used or transported, or knowingly or negligently exacerbated, released or disturbed, by Tenant or its agents, employees, contractors, subtenants, assignees, licensees or invitees (in which event the terms and conditions of this Paragraph 30, including with respect to indemnification, removal and remediation, shall remain applicable to Tenant).

(l) Tenant shall at all times ensure that a secondary containment system is in place for all waste generated by Tenant’s use of Hazardous Materials on, in or about the Premises and shall cause all such waste to be disposed of from the Premises in accordance with Environmental Requirements within 90 days of generation thereof. Tenant shall perform routine general housekeeping to minimize the threat of any violation of Environmental Requirements.

31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

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32. Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

34. Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Brokers set forth in the Basic Lease Provisions above, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord shall pay Landlord’s Broker a commission pursuant to a separate written agreement between Landlord and Landlord’s Broker. Any commission due to Tenant’s Broker shall be the responsibility of Landlord’s Broker and not Landlord.

37. Miscellaneous.

(a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

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(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the notice address for each party listed in the Basic Lease Provisions. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e) At Landlord’s request from time to time (but not more than once per year, except in connection with an actual or potential sale, financing, ground lease or similar transaction, in which case such once per year limitation shall not apply), Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements (including year-to-date balance sheet and income statements for current and prior two years) prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Such annual statements shall be certified as true and accurate by a responsible officer of Tenant. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) to Landlord’s lenders or potential lenders, (2) to potential purchasers of all or a portion of the Project, (3) to attorneys, accountants, consultants or other advisors, (4) otherwise as reasonably necessary for the operation of the Project or administration of Landlord’s business, or (5) if disclosure is required by any judicial or administrative order or ruling.

(f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

(g) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

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(k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l) Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(n) In the event either party shall commence an action to enforce any provision of this Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys’ fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this Lease, shall survive any judgment, and shall not be deemed merged into the judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts’ fees and expenses, court costs and consulting fees.

(o) There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(p) To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q) Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

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(r) Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Legal Requirements and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-related party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(s) Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Utah Secretary of State is 7560490-0143. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(t) Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant’s failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as a penalty.

(u) Landlord may during the Lease Term construct, renovate, improve, alter, or modify (collectively, “Renovations”) the Project, the Building and/or the Premises, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building and common areas, which work may create noise, dust or leave debris in the Building and common areas. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages from Landlord.

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38. Intentionally Omitted.

39. Limitation of Liability of Landlord’s Partners, and Others. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

40. OFAC. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

41. Intentionally Omitted.

42. Easements; CC&R’s. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

43. Option to Extend. Landlord hereby grants to Tenant one (1) option to extend the Lease Term (the “Option”), for a period of five (5) years (the “Option Term”) commencing upon the expiration of the initial Lease Term, upon each of the following conditions and terms:

(a) Tenant shall give to Landlord, and Landlord shall actually receive, on a date which is at least two hundred seventy (270) days and not more than three hundred sixty-five (365) days prior to the then-scheduled expiration date of the Lease Term, a written notice of Tenant’s exercise of the Option (“Option Notice”), time being of the essence. If the Option Notice is not timely so given and received, the Option, and any subsequent Option (if any), shall automatically expire.

(b) Tenant shall have no right to exercise the Option, notwithstanding any provision hereof to the contrary, (1) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to this Lease and continuing until the noncompliance alleged in said notice of default is cured, or (2) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (3) if, during the 12 month period of time immediately prior to the time that Tenant attempts to exercise the Option, Landlord has given to Tenant one or more notices of default under this Lease, whether or not the defaults are cured, or Tenant has been late on three or more occasions in the payment of a monetary obligation to Landlord (without any necessity for notice thereof to Tenant), or (4) if Tenant has committed any non-curable breach, or is otherwise in default of any of the terms, covenants or conditions of this Lease or (5) if as of the date of Tenant’s exercise of the Option, Tenant’s financial condition is not as strong as Tenant’s financial condition as of the date of this Lease, as reasonably determined by Landlord (with Tenant to provide Landlord with such information as may be reasonably requested by Landlord to verify the same).

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(c) The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option because of the provisions of Paragraph 43(b) above.

(d) At Landlord’s sole election, all Option rights of Tenant under this Paragraph 43 shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the Option, if, after such exercise, but prior to the commencement of the Option Term, (i) an Event of Default occurs, or (ii) Landlord gives to Tenant one (1) or more notices of monetary or material non-monetary default under this Lease, whether or not the defaults are cured.

(e) The Option granted to Tenant in this Lease is personal to the original Tenant named in this Lease (the “Original Tenant”), or a Tenant Affiliate to whom this Lease has been assigned, and may be exercised only by the Original Tenant (or such Tenant Affiliate) while occupying the entire Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Original Tenant or such Tenant Affiliate. The Option herein granted to Original Tenant is not assignable separate and apart from this Lease, nor may the Option be separated from this Lease in any manner, either by reservation or otherwise.

(f) All of the terms and conditions of this Lease except where specifically modified by this Paragraph 43 or as otherwise stated to be applicable only to the initial Lease Term shall apply during any extended Lease Term.

(g) The monthly Base Rent payable during any Option Term shall be equal to the greater of (x) the then current fair market value the Premises; or (y) the monthly Base Rent payable during the immediately preceding term of this Lease. The then current fair market value for the Premises shall be determined as of the beginning of the Option Term, as follows:

(1) Promptly following receipt by Landlord of Tenant’s Option Notice, Landlord and Tenant shall attempt to reach agreement on the Base Rent for the Option Term, which Base Rent shall be set in accordance with the criteria described above. If Landlord and Tenant are able to agree on the Base Rent for the Option Term, Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent for the Option Term.

(2) If the parties are unable to agree on the Base Rent for the Option Term within forty-five (45) days following Landlord’s receipt of the Option Notice, then each party, at its cost and by giving notice to the other party, shall have ten (10) days within which to appoint a licensed commercial real estate broker with at least seven (7) years’ experience in the California Avenue industrial submarket of Salt Lake City. Utah, to determine and set the Base Rent for the Option Term at the then current fair market monthly rental value for the highest and best use of the Premises (but not less than the monthly Base Rent payable during the immediately preceding term of this Lease) for a term equal to the Option Tenn. If a party does not appoint a broker within such ten (10) day period, the single broker appointed shall be the sole broker and shall set the Base Rent for the Option Term. If two brokers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Base Rent for the Option Term. If they are unable to agree within forty five (45) days after the second broker has been appointed, they shall attempt to select a third broker meeting the qualifications stated in this paragraph within ten (10) days after the last day the two brokers are given to set the Base Rent for the Option Term. If they are unable to agree on the third broker, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the court of the County in which the Premises are located, for the selection of a third broker who meets the qualifications stated in this paragraph. Each of the parties shall bear the cost of its own broker and one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

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(3) Within twenty (20) days after the selection of the third broker, a majority of the brokers shall set the Base Rent for the Option Term. If a majority of the brokers are unable to agree upon the Base Rent within the stipulated period of time, the two closest brokers shall be added together and their total divided by two, and the resulting quotient shall be the Base Rent for the Premises during such Option Term. Notwithstanding the foregoing, in no event, however, shall the Base Rent for the Option Term be less than the Base Rent payable during the immediately preceding term of this Lease.

(h) If the Base Rent for the Option Term has not been determined by the commencement date of the Option Term, then until such Base Rent is determined, Tenant shall pay Base Rent to Landlord at the rate in effect immediately preceding the Option Term, and if the actual Base Rent for the Option Term is determined to be higher, then within fifteen (15) days after the determination of such higher Base Rent, Tenant shall pay to Landlord the difference for each month of the Option Term for which Base Rent has already become due.

44. Lease Contingency. TENANT ACKNOWLEDGES AND AGREES THAT THE PREMISES ARE CURRENTLY OCCUPIED BY A THIRD PARTY PURSUANT TO A LEASE THAT IS NOT SCHEDULED TO EXPIRE UNTIL AFTER THE ANTICIPATED COMMENCEMENT DATE HEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS LEASE AND THE OBLIGATIONS OF LANDLORD HEREUNDER ARE EXPRESSLY CONDITIONED UPON AND SUBJECT TO (I) THE EXISTING TENANT (AND ANY SUBTENANTS) IN THE PREMISES ENTERING INTO A SURRENDER AGREEMENT AND VACATING THE PREMISES IN A MANNER AND UPON TERMS ACCEPTABLE TO LANDLORD IN ITS SOLE AND ABSOLUTE DISCRETION, AND (II) THE APPROVAL OF THE MORTGAGEE OF THE PROJECT. THE FOREGOING CONTINGENCIES ARE FOR THE SOLE BENEFIT OF LANDLORD AND MAY BE WAIVED ONLY BY LANDLORD IN WRITING.

45. Notice of Availability. Landlord shall use its commercially reasonable efforts to notify Tenant if, during the initial Lease Term only, Landlord determines that Landlord shall commence the marketing of space in the Project adjacent to the Premises (i.e., Suite 200 and Suite 500) (“Available Space”) because such space shall become available for lease to third parties as determined by Landlord (if any such occasion occurs during the initial Lease Term). Notwithstanding anything to the contrary contained in this Paragraph 45, Landlord shall not be obligated to reserve space for Tenant, make any space available to Tenant, or enter into a new lease or lease amendment with Tenant. Any new lease or lease amendment with respect to any Available Space will only be entered into by Landlord if it decides, in its sole and absolute discretion, that such new lease or lease amendment is on terms and conditions acceptable to Landlord. Notwithstanding the foregoing or anything to the contrary. Landlord shall be free to lease any space in the Project (including, without limitation, any Available Space) to any party on any terms that Landlord so desires in its sole and absolute discretion. Notwithstanding the foregoing or anything to the contrary in this Lease, in the event that Landlord fails to notify Tenant that Landlord shall commence the marketing of any Available Space because such space has become available for lease to third parties, Tenant’s sole and exclusive remedy shall be that, subject to the provisions of this Paragraph 45, Landlord shall use its commercially reasonable efforts to notify Tenant on the next occasion, if any such occasion occurs during the initial Lease Term, that Landlord determines that Landlord shall commence the marketing of any Available Space (and, notwithstanding anything to the contrary contained in this Lease, no lease or agreement entered into by and between Landlord and any party with respect to any Available Space shall be affected or impaired by any failure of Landlord to notify Tenant prior to entering into any such lease or agreement). Notwithstanding the foregoing, since Suite 200 is expected to imminently become vacant and is being currently marketed as available for Lease, Landlord shall have no obligation to notify Tenant that such space is available for lease until such time as the term of any new lease entered into by Landlord and any third party after the date of this Lease for such Suite 200 expires.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the latest date set forth on this signature page below.

LANDLORD:

CLPF – CROSSROADS 1, L.P.,
a Delaware limited partnership

By:	CLPF – Crossroads 1 GP, LLC,
its general partner

By:	Clarion Lion Properties Fund Holdings, L.P.,
its sole member

By:	CLPF-Holdings, LLC,
its general partner

By:	Clarion Lion Properties Fund Holdings REIT, LLC,
its sole member

By:	Clarion Lion Properties Fund, LP,
its managing member

By:	Clarion Partners LPF GP, LLC,
its general partner

By:	Clarion Partners, LLC,
its sole member

By:	/s/ Sara Young
Name:	Sara Young
Title:	Authorized Signatory

TENANT:

FIREFLY AUTOMATIX, INC.
a Delaware corporation

By:	/s/ Matt Aposhian
Name:	Matt Aposhian
Title:	President & COO

By:	/s/ Steven Aposhian
Name:	Chairman, Steven Aposhian
Title:	Chairman

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RULES AND REGULATIONS

In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project,

3. Except for licensed service animals (where access of the same is required by applicable Legal Requirements), no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall not wash or service any vehicles in or about the Premises or the Project.

9. Tenant shall maintain the Premises free from rodents, insects and other pests.

10. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

11. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

12. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

13. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

14. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

15. No auction, public or private, will be permitted on the Premises or the Project.

16. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

17. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

18. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

19. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

20. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

21. Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

22. Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.